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DYNAMIC I-T, INC.                                  TEL: 310-392-8179
                                                   FAX: 310-396-3029
2504 ELEVENTH STREET

SANTA MONICA, CA 90405




April 11, 2000

Ms. Jane Frances Stuart
2429 Myrtle Avenue
Hermosa Beach, CA 90254

Dear Ms. Stuart:

This letter, when signed by you, shall constitute a valid and binding agreement pursuant to which you shall render services as a Producer and consultant to the distance learning division of Dynamic I-.T, Inc. (the "Company").

         The services to be rendered by you hereunder shall be as an employee of a work made for hire and shall commence on or about April 1, 2000 and shall consist of.

         1. Consultation with management at locations designated by the Company. In this regard we agree that if you are required to travel to locations more than fifty miles from the city in which you maintain your principal residence.

         2. In consultation with others, from time to time, designated by the company, the development and production of seminars intended to be delivered to subscribers via the World Wide Web as well as by other technologies which may be appropriate to the particular materials.

         3. As full consideration for the services to be rendered to us hereunder we agree to pay to you the sum of

           a) $7,500 for your services in connection with the company's first seminar. We hereby confirm that you are "pay or play" in connection with the first seminar.

           b)  Your fee in connection with subsequent seminars shall be:
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                  (i) $3,500 with respect to each seminar which incorporates the material previously developed by you but upon which you do not render more than incidental services; and,

                 (ii) $10,000 with respect to each seminar in connection with which you render Producers services.

         4. As additional consideration for your services in connection with the first seminar we agree to convey to you options on 10,000 shares, at $0.50 per share, in Dynamic I-T.

         This letter setting forth all of the terms and conditions of our understanding shall become a valid and binding agreement, enforceable under the laws of the State of Colorado, when signed by you in the space provided below.


         Sincerely yours,

         Dynamic I-T, Inc.


         BY:
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                   Spencer Young, Vice President




            ------------------------------------------
                        Jane Frances Stuart